Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Datascope Corp. 401(k) Savings and Supplemental Retirement Plan
14 Philips Parkway
Montvale, New Jersey 07645
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 25, 2007, relating to the financial statements and schedule of Datascope Corp. 401(k) Savings and Supplemental Retirement Plan appearing on this Form 11-K for the year ended December 31, 2006.
/s/ SMOLIN, LUPIN & CO., P.A.
Fairfield, New Jersey
June 27, 2007